                                                                   EXHIBIT 10.01

                                                  111688
                                                  111088
                                                  103188
                                                  100588
                                                  100488
                                                  091688

        ---------------------------------------------------------------
        ---------------------------------------------------------------

                          HARTZ-83RD STREET ASSOCIATES

                                             Landlord,

                                       and

                         G & G SHOPS OF WOODBRIDGE, INC.

                                             Tenant

                              --------------------

                                      LEASE

                              --------------------

                                    Premises:

                              8501 Westside Avenue
                            North Bergen, New Jersey

        ---------------------------------------------------------------
        ---------------------------------------------------------------

                                TABLE OF CONTENTS

Article                                                      Page
-------                                                      ----

   1.   Definitions .......................................    1

   2.   Demise and Term ...................................    7

   3.   Rent ..............................................    8

   4.   Use of Demised Premises ................ ..........    9

   5.   Preparation of Demised Premises ...................    9

   6.   Tax and Operating Expense Payments ................   11

   7.   Common Areas ......................................   12

   8.   Deleted ...........................................   13

   9.   Subordination .....................................   13

  10.   Quiet Enjoyment ...................................   14

  11.   Assignment, Subletting and Mortgaging .............   15

  12.   Compliance with Laws ..............................   18

  13.   Insurance and Indemnity ...........................   19

  14.   Rules and Regulations .............................   23

  15.   Alterations and Signs .............................   23

  16.   Landlord's and Tenant's Property ..................   25

  17.   Repairs and Maintenance ...........................   26

  18.   Public Utility Charges ............................   28

  19.   Access, Changes and Name ..........................   29

  20.   Mechanics' Liens and Other Liens ..................   30

  21.   Non-Liability .....................................   31

  22.   Damage or Destruction .............................   32

                                      (i)

  23.   Eminent Domain ....................................   34

  24.   Surrender .........................................   36

  25.   Conditions of Limitation ..........................   36

  26.   Re-Entry by Landlord ..............................   37

  27.   Damages ...........................................   38

  28.   Affirmative Waivers ...............................   40

  29.   No Waivers ........................................   40

  30.   Curing Tenant's Defaults ..........................   40

  31.   Broker ............................................   41

  32.   Notices ...........................................   41

  33.   Estoppel Certificates .............................   42

  34.   Arbitration .......................................   42

  35.   Memorandum of Lease ...............................   43

  36.   Compliance with ECRA ..............................   43

  37.   Miscellaneous .....................................   44


                                    EXHIBITS

Exhibit A -  Description of Land

Exhibit B -  Site Plan (and designation of parking)

Exhibit B1 - Floor Plan of Demised Premises

Exhibit C -  Work and Installations to Be Performed and Furnished in the Demised
             Premises

Exhibit C1 - Floor Plan of Section A

Exhibit C2 - Landlord's Standard Design Criteria

Exhibit C3 - Lighting Layout - Section A

Exhibit D -  Rules and Regulations

                                     (ii)

                                                      111688
                                                      111088
                                                      103188
                                                      100688
                                                      100488
                                                      091688

      LEASE, dated November 28th, 1988, between HARTZ-83RD STREET ASSOCIATES, a New Jersey partnership, having an office at 400 Plaza Drive (P. O. Box 1411), Secaucus, New Jersey 07094 ("Landlord"), and G & G SHOPS OF WOODBRIDGE, INC., a New Jersey corporation, having an office at 520 Eighth Avenue, New York, New York 10018 ("Tenant").

                             ARTICLE 1 - DEFINITIONS

      1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

      A. Advance Rent: $37,319.13

      B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

      C. Architect: Kenneth Carl Bonte, or as Landlord may designate.

      D. Broker: None

      E. Building: The building (including the addition to be constructed and containing Section B of the Demised Premises as delineated on the attached Exhibit B1) located on the Land in North Bergen, New Jersey and known as 8501 West Side Avenue.

      F. Business Days: All days except Saturdays, Sundays, and days observed by the federal or New Jersey government as legal holidays. Notwithstanding the Business Days and Business Hours, Tenant shall have access to and use of the Demised Premises and Common Areas on a twenty four (24) hour, three hundred sixty five (365) day basis.

      G. Business Hours: Generally customary daytime business hours, but not before 8:00 A.M. or after 6:00 P.M.

      H. Calendar Year: Each twelve-month period commencing on a January 1.

      I. Commencement Date as to Section "A" (hereinafter defined): The earlier of (a) the date on which both: (i) Section A shall be

Ready for Occupancy, and (ii) actual possession of Section A shall have been delivered to Tenant by notice to Tenant (and Tenant shall have access to the Demised Premises), or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies Section A or any part thereof for any purpose other than the performance of Tenant's Work.

      J. Commencement Date as to Section "B" (hereinafter defined): The earlier of (a) the date on which both: (i) Section B shall be Ready for Occupancy, and
(ii) actual possession of Section B shall have been delivered to Tenant by notice to Tenant (and Tenant shall have access to the Demised Premises), or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies Section B or any part thereof for any purpose other than the performance of Tenant's Work.

      K. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, if any, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

      L. Demised Premises: The portion of the Building that is outlined in orange on the floor plan(s) attached hereto as Exhibit B1. The Demised Premises contains or will contain approximately 164,840 square feet of Floor Space of which 80,690 square feet are designated as Section "A" on Exhibit B1 and 84,150 square feet are designated as Section "B" on Exhibit B1. Landlord shall provide Tenant with a certification of Landlord's architect as to the Floor Space of the Demised Premises. The Demised Premises also include Tenant's parking spaces which are as depicted in red on the attached site plan (Exhibit B).

      M. Expiration Date: The date that is the day before the fifth (5th) anniversary of the Commencement Date of Section B of the Demised Premises if the Commencement Date of Section B of the Demised Premises is the first day of a month, or the fifth (5th) anniversary of the last day of the month in which the Commencement Date of Section B of the Demised Premises occurs if the Commencement Date of Section B of the Demised Premises is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the Latest Extended Period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date." Notwithstanding anything herein contained to the contrary, the initial five (5) year term of this Lease shall not extend beyond the date which is seven (7) years from the Commencement Date of Section A of the Demised Premises, which date shall be the "Expiration Date" subject to Tenant's exercise of any option to extend the Lease Term.

      N. Fixed Rent: An amount at the annual rate of Six and 00/100 Dollars ($6.00) per square foot from the Commencement Date of each of the respective Sections of the Demised Premises until the Expiration Date multiplied by the Floor Space of the Demised Premises.

      O. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Areas face of any wall between the Premises and any portion of the Common Areas, or by the center line of any wall between the Premises and space leased or available to be leased to a tenant or occupant. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof. The Floor Space shall not include that area above the mezzanine.

      P. Guarantor: G & G Shops, Inc.

      Q. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

      R. Land: The land described on Exhibit A, upon which the Building is located.

      S. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C. Landlord represents that Landlord's Work will be performed in a good and workmanlike manner, free of defects in labor and materials, and in accordance with all Legal and Insurance Requirements.

      T. Legal Requirements: Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

      U. Mortgage: A mortgage and/or a deed of trust.

      V. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

      W. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Demised Premises and Land not otherwise the obligation of Landlord or Tenant pursuant to this Lease and (2) the sum of (a) the Building's pro-rata share of the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing and operation of the privately maintained roads that, from time to time, service the Building and Land, and (b) the Building's pro-rata share of the Real Estate Taxes attributable to said roads. Landlord represents and warrants that all expenses hereunder shall be reasonably commensurate to and in accordance with customary industry practice. The "Operating Expenses" shall include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Hudson County), and (iii) reasonable legal, accounting and other professional fees pertaining to the operation, management and maintenance of the Land and Building but not with respect to the leasing, sale or finance of same. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. Operating Expenses shall specifically exclude the following: (a) leasing commissions; (b) legal and accounting fees (including those attributable to disputes with tenants other than Tenant) to the extent not related to the management and/or operation of the Building; (c) income and franchise taxes; (d) debt service on any Mortgage; (e) any ground rents; (f) advertising and promotional costs unless requested by Tenant in connection with any retail operation; (g) costs which are specific to a particular tenant in the Building but which are not expenses common to all tenants of the Building; (h) insurance costs attributable to another tenant's use in the Building; (i) costs of overtime usage (site lights, etc.) directly attributable to a particular tenant of the Building not the Tenant; (j) costs attributable to repairs which are directly attributable to the negligence of Landlord or as a result of Landlord's breach of an obligation of the Lease; (k) costs for structural repairs or replacements not otherwise Tenant's responsibility under the Lease;
(1) charges or expenses associated with re-lighting, repaving or restriping the parking lot for a period of eighteen (18) months from the Commencement Date of Section A of the Demised Premises. Landlord represents that there shall be no duplication of charges hereunder.

Landlord further represents that to the extent Landlord receives a rebate regarding any charge hereunder, Tenant shall receive a pro-rata credit for any amount previously paid by Tenant in connection with the charge the subject of such rebate.

      X. Permitted Uses: Warehouse distribution and ancillary offices, and retail outlet (if permitted by law).

      Y. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

      Z. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord's Work shall have been substantially completed (as certified to Tenant by Landlord's architect), the Demised Premises broom clean and free of debris, the utilities and HVAC connected and in good working order, a temporary or permanent Certificate of Occupancy issued permitting use of the Demised Premises for the Permitted Uses, and Tenant shall have access to the Demised Premises, the loading docks and entrances. The Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not interfere with the completion of Tenant's Work or with Tenant's use of the Demised Premises. Landlord hereby agrees to complete any such minor or insubstantial details as soon as is possible or feasible under the existing circumstances.

      AA. Real Estate Taxes: The real estate taxes, assessments and special assessments, sewer rents, water charges and all other similar charges and impositions imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for (but in the nature of a real estate tax), the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Real Estate Taxes shall not include income, transfer, franchise or business corporation taxes, no fines or penalties, or taxes imposed on adjacent parcels of land.

      BB. Rent: The Fixed Rent and the Additional Charges.

      CC. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D. Landlord represents that the Rules and Regulations will only be changed and modified upon reasonable notice to Tenant (unless in the event of an emergency) and that same shall not be enforced discriminately as to Tenant vis-a-vis the other tenants of the Building.

      DD. Security Deposit: None

      EE. Successor Landlord: As defined in Section 9.03.

      FF. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

      GG. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

      HH. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

      II. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

      JJ. Tenant's Fraction: 17.7% provided, however, when the Commencement Date with regard to that portion of the Building in which Section B of the Demised Premises is located has occurred, then Tenant's Fraction shall be 36.7%. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction, addition or alteration work, or due to verification by Landlord's architect or otherwise, the Tenant's Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. Upon Tenant's request Landlord shall provide Tenant with a certification of Landlord's architect as to Tenant's Fraction. (Notwithstanding anything herein contained to the contrary, to the extent there is a reduction in the Floor Space of the Building as a result of casualty, condemnation, or act of Landlord (including, but not limited to an act of Landlord in accordance with Section 5.04 of the Lease), such that the ratio of the Floor Space of the Demised Premises to the Floor Space of the Building increases, Landlord represents and agrees that the denominator for determining the Tenant's Fraction (i.e. Floor Space of the Building) shall be adjusted such that Tenant shall only be responsible to pay for those elements of Real Estate Taxes and Operating Expenses directly attributable to Tenant's use.)

      KK. Tenant's Property: As defined in Section 16.02.

      LL. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy substantially in accordance with the provisions of Exhibit C.

      MM. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

      NN. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty which Landlord has no knowledge of at the time of the execution of this Lease, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement not in effect on the date of the execution of this Lease, or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

                           ARTICLE 2 - DEMISE AND TERM

      2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by landlord in, under, over, across and upon a strip of land twenty feet (20') in width running along all lot lines of the Building for sewer, water, electric, gas and other utility lines and services now or hereafter installed; provided, however, Landlord represents, covenants and warrants to Tenant that the Demised Premises may be used and occupied for the purposes set forth herein; and that the foregoing shall in no manner interfere with Tenant's use and quiet enjoyment of the Premises. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord and Tenant setting forth the Commencement Date and confirming the Fixed Rent payable.

      2.02.Landlord hereby represents that the Demised Premises are presently encumbered by only one mortgage by and between Hartz 83rd Street Associates, as mortgagor, and The Northwestern Mutual Life Insurance Company, as mortgagee. The Landlord has no knowledge of any existing or pending assessment affecting the Land or Building except as otherwise provided in a certain policy of Title Insurance Commitment number 819-069225, issued by Commonwealth Land Title Insurance Company, a copy of which was provided to Tenant prior to execution of this Lease; provided, however, that the foregoing will not affect Landlord's ability to construct the Demised Premises.

                                ARTICLE 3 - RENT

      3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated, based upon the actual number of days of the month.

      3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor (unless otherwise provided for in this Lease) and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection.

      3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

      3.05. Any payment due Landlord under this Lease which is not paid on or before five (5) days after Tenant receives written notice that same was due but is not paid, shall, from the due date, until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York then in effect plus 2% (the "Late Payment Rate")

                       ARTICLE - 4 USE OF DEMISED PREMISES

      4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

      4.02. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements of which Tenant has notice; (d) impairs the character, reputation or appearance of the Building;
(e) unreasonably impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably annoys or inconveniences other tenants or occupants of the Building. Landlord hereby represents that, to the best of its knowledge, Tenant's Permitted Uses are in conformance with all local and municipal rules, regulations and ordinances.

                  ARTICLE 5 - PREPARATION OF DEMISED PREMISES

      5.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner described in, and subject to the provisions of, Exhibit
C. Tenant shall occupy each of Section A and Section B of Demised Premises promptly after each Section, independently, is Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice to such effect as well as access to the Demised Premises. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Section A or Section B of the Demised Premises, as the case may be, shall be prima facie evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing Section A of the Demised Premises "as is" on the date hereof, subject to reasonable wear and tear. With regard to both Section A and Section B of the Demised Premises, Landlord hereby agrees to keep and maintain (as defined in Article 17.01), for the Term of this Lease, any structural defects in the Demised Premises and the roof provided Tenant gives Landlord written notice of such structural defect or damage to the roof and further provided that such structural defect or damage to the roof is not the result of Tenant's negligence or misuse of the Demised Premises or the roof. Landlord further warrants to Tenant Landlord's Work for a period of one (1) year from the date said Landlord's Work is substantially completed; Landlord hereby agrees to assign to Tenant the warranties, if any, obtained by Landlord in connection with Landlord's Work after said one (1) year period.

      5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (after notice from Landlord) (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any long lead time items selected by Tenant and with respect to which Tenant refuses to select a substitute item which is more readily available and of which delay Tenant is advised by Landlord prior to the order of such item, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). Subject to structural defects, the Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the items with respect to which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such items with reasonable particularity.

      5.03. Landlord represents and warrants that the roof will be delivered free of leaks.

      5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building, including, without limitation, the right to move and/or remove same, provided same shall not block or interfere with Tenant's means of ingress or egress to and from the Demised Premises except to a de minimis extent, or adversely affect or interfere with Tenant's business operations, use of, or access to the Demised Premises, Common Areas, or designated parking.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

      6.01. Throughout the Term, Tenant agrees to pay to Landlord as an Additional Charge hereunder within fifteen (15) days in advance of the final date for which such is due without interest or penalty, Tenant's Fraction of the Real Estate Taxes. If any assessment is payable in annual installments or in a lump sum and Tenant does not elect to reimburse Landlord for such assessment in a lump sum, there shall be added to the amount of the Real Estate Taxes payable for the Calendar Year in which such assessment is payable and such subsequent Calendar Year only that amount of such assessment, together with such interest thereon, as would have been payable to the municipality in said Calendar Year if Landlord had elected to pay said assessment in annual installments. Upon request, Landlord shall submit to Tenant copies of all bills covering Real Estate Taxes together with an invoice showing the calculation of Tenant's share of such Real Estate Taxes.

      6.02. Real Estate Taxes, whether or not a lien upon the Premises shall be apportioned between Landlord and Tenant at the beginning and end of the Term; it being intended that Tenant shall pay only that portion of the Real Estate Taxes as is allocable to the Premises for the Term.

      6.03. Tenant shall pay to Landlord Tenant's Fraction of the Operating Expenses within twenty (20) days after Landlord submits to Tenant an invoice (with details of the calculation) for Tenant's Fraction of the Operating Expenses. Upon request, Landlord shall submit to Tenant copies of all bills used to calculate the Operating Expenses. Operating Expenses shall be paid on a monthly basis in advance of the due date.

      6.04. Each such statement or invoice given by Landlord pursuant to Section
6.01 or Section 6.03 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 34. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within twenty (20) days after receipt of such statement, pay the

Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

      6.05. Landlord hereby grants Tenant the right, upon reasonable written notice to Landlord, and at Tenant's sole cost and expense, to inspect Landlord's books and records as same relate to Tenant's Operating Expenses and Real Estate Taxes. Any such inspection shall occur at Landlord's normal place of business and during Landlord's normal business hours.

      6.06. In the event Landlord receives a rebate in the Real Estate Taxes, Tenant shall be entitled to its pro-rata portion thereof provided Tenant has so paid to Landlord its portion of the Real Estate Taxes which are the subject of any such rebate.

      6.07. Tenant shall not be responsible for any increase in Real Estate Taxes which is attributable to any improvement to the Building made by Landlord or any other tenant of the Building, which improvement does not otherwise impact on Tenant's use or occupation of the Demised Premises.

                            ARTICLE 7 - COMMON AREAS

      7.01. Subject to the provisions of Section 5.04 and Article 17, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks and to install vending machines, telephone booths, benches and the like, provided same shall not block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

      7.02. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, suppliers, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when any such closing is necessary or desirable (a) to make repairs or changes or to effect construction within the Building and Common Areas (but not the Demised Premises unless elsewhere in this Lease provided), (b) to prevent the acquisition of public rights in such areas, or (c) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. Landlord shall use its best efforts not to materially interfere with Tenant's business operation and use of the Demised Premises in connection with the above rights granted to Landlord.

      7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by this Lease.

                              ARTICLE 8 - (DELETED)

                            ARTICLE 9 - SUBORDINATION

      9.01. Subject to the provisions of Section 9.05, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or Building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section
9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination and non-disturbance.

      9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

      9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided such Successor Landlord assumes all Landlord's obligations under this Lease). Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord (so long as any Successor Landlord is not related to Landlord) shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or
(c) be bound by any previous prepayment of more than one month's Fixed Rent or Additional Charges (unless required pursuant to this Lease), unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

      9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall reasonably request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease, decrease Landlord's obligations under this Lease or increase Tenant's obligations under this Lease.

      9.05. Landlord hereby agrees to provide Tenant with a Non-Disturbance Agreement from all present and future Superior Mortgagees, wherein such Mortgagees agree not to disturb the occupancy of Tenant under the Lease so long as Tenant is not in default beyond the applicable grace period.

                          ARTICLE 10 - QUIET ENJOYMENT

      10.01. So long as this Lease is in effect, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

      11.01. Except as otherwise provided herein, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord. Consent by Landlord shall not be required if a corporate tenant assigns this Lease to its parent corporation or to its wholly owned subsidiary or Affiliate, subject, however, to the further provisions of Articles 11.04 and
11.05 and prior notice to Landlord. "Affiliate" as that term is referred to hereinabove shall be defined as a person or entity directly controlling, controlled by or under common control with Tenant or any other Affiliate of Tenant. Notwithstanding anything herein contained to the contrary, consent by Landlord shall also not be required in the event (A) Tenant sells substantially all of its stock to a third party (which third party's principal asset is not this Lease) provided that (a) Tenant provides Landlord with written notice of such a sale; and (b) (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord (except as prohibited by law) at least ten
(10) days prior to the effective date of any such transaction and (c) the provisions of Section 11.04 are complied with by Tenant; or (B) Tenant desires to sublet less than thirty five (35%) percent of the Floor Space of the Demised Premises provided that Landlord has notice of such sublease.

      11.02. Subject to the provisions of Section 11.01, if at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation or other person into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant's assets or stock are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

      11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section
11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

      11.04. In the event of permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without

Landlord's consent if permitted by Sections 11.01 and 11.02, shall be made only if, and shall not be effective until (unless same would be unlawful, i.e. a violation of a Securities and Exchange [Commission regulation]), the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

      11.05. The liability of the original Tenant and any other Person who was responsible for Tenant's obligations under this Lease shall not be discharged, by any agreement made by Landlord extending the time of performance of, or any waiver or failure of Landlord to enforce, any of this Lease.

      11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

      11.07. Without limiting any of the provisions of Article 25, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of three (3) months Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

      11.08. Where Landlord's consent for a subletting or assignment is required and if Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to

Landlord, together with a copy of the proposed instrument or proposed document setting forth the terms of the deal that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require, and Landlord shall as an alternative to Landlord's right to give consent (unless Landlord's consent is not required), terminate this Lease by notice given to Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall be not less than thirty (30) days and not more than sixty (60) days after the giving of said notice, this Lease shall terminate. (Provided, however, to the extent that the portion or portions of the Demised Premises sought to be sublet by Tenant are, in the sole discretion and determination of Landlord, usable, rentable and with sufficient access, then Landlord, in the event it elects to terminate as provided hereunder, shall only terminate the Lease and recapture that portion of the Floor Space which is the subject of the proposed sublease). If Landlord does not so terminate this Lease, and (if Landlord consents to the subject transaction) if Tenant does not consummate the subject transaction within sixty (60) days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.08, in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. In the event Tenant enters into a sublease permitted under this Section 11.08, Tenant hereby agrees to pay Landlord, as Additional Rent, an amount equal to fifty percent (50%) of the difference between the rent Tenant receives from any permitted sublessee of the Demised Premises (less the following expenses expended in connection with same: real estate brokerage commission, reasonable legal fees and reasonable renovation costs) and the amount Tenant is required to pay Landlord as Fixed Rent under this Lease; same to be paid by Tenant to Landlord on a monthly basis throughout the Term.

                        ARTICLE 12 - COMPLIANCE WITH LAWS

      12.01. Except as otherwise in this Lease provided, including but not limited to any obligation of Landlord to comply with Legal Requirements, Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or in respect of the abatement of any nuisance created by Tenant in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

      12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; and
(b) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

      12.03. Notwithstanding anything herein contained to the contrary Tenant shall not be responsible to make any structural changes to the Building, the Demised Premises, or the roof necessitated by the Legal Requirements unless said structural change is imposed as a result of Tenant's specific use, occupancy, or business operation in the Demised Premises.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

      13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Land, Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies provided said insurance is customarily maintained for similar type properties owned or operated by Landlord.

      13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord's request with any Superior Lessors as additional named insured(s), with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $500,000 for property damage, including water damage and sprinkler leakage legal liability, (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts required by any Superior Lessor or any Superior Mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and (c) any other insurance required for compliance with the Insurance Requirements. Landlord may, at any time and from time to time (but upon reasonable prior notice), require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new Tenants in the Building are required by Landlord to maintain for similar uses. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies on or before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least twenty (20) days' prior written notice of such cancellation.

      13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner so as to cause any insurance company or companies issuing the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

      13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint ventures, directors, officers, agents, employees or contractors during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises during the Term; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

      13.05. Landlord shall indemnify and hold harmless Tenant and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of that portion of the Building and/or Common Areas for which Landlord is obligated to maintain in accordance with this Lease ("Landlord's Area") or any work or thing whatsoever done, or any condition created (other than by Tenant its employees, agents or contractors) in the Landlord's Area during the Term or during the period of time, if any, prior to the Commencement Date that Landlord may have had access to the Landlord's Area; (b) any act, omission or negligence of Landlord or any of its licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Tenant's negligence) occurring in the Landlord's Area; and (d) any breach or default by Landlord in the performance of Landlord's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Tenant, its partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

      13.06. Neither party shall be liable or responsible for, and each party hereby releases the other from, all liability and responsibility to the other and any person claiming by, through or under the other, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to the other's business covered by insurance carried or required to be carried hereunder irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to include in all of such party's insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

      13.07. Notwithstanding anything herein contained to the contrary, Tenant shall be permitted to self-insure for the insurance required to be carried under
Section 13.02(b) so long as all of the following conditions are met:

      (i) Tenant shall deliver to Landlord on an annual basis a written certification stating that Tenant is self-insured to the limits required hereunder, or the amounts, if any, of excess coverage insured by a third party carrier;

      (ii) Landlord shall be entitled to all the rights and benefits under such self-insurance as would have been available to Landlord had Tenant insured with a third party carrier;

      (iii) Tenant shall deliver to Landlord certificates for coverage in excess of the self-insured limits; and

      (iv) There shall not have been a material adverse change in Tenant's financial condition since the date hereof.

In the event Tenant ceases to self-insure, Tenant shall so notify Landlord at least sixty (60) days in advance of the termination of self-insurance and Tenant shall obtain the policies required pursuant to this Article and deliver insurance certificates to Landlord at least thirty (30) days in advance of the termination of self-insurance.

                       ARTICLE 14 - RULES AND REGULATIONS

      14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

                       ARTICLE 15 - ALTERATIONS AND SIGNS

      15.01. Tenant shall not make any structural alterations or additions to the Demised Premises or modification to the Building systems, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Tenant shall pay to Landlord upon demand the reasonable out-of-pocket cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord such security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise, provided, however, to the extent Tenant obtains the consent or approval of Landlord in connection with any such alteration, Tenant can rely on such approval for "consent" purposes as required hereunder. The provisions of this Section 15.01 shall not apply to Landlord's Work or any of the initial improvements performed by Tenant in connection with the fit-up of Demised Premises (so long as Landlord is on notice of same). Tenant shall have the right to install racking and/or shelving in the Demised Premises, provided however, Tenant shall comply with the provisions of Section 15.02 in connection with such racking and/or shelving and provided Tenant repairs all holes and other damage to the Demised Premises attributable to said racking and/or shelving on or prior to the expiration or other termination of this Lease.

      15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building established by Landlord which standards shall be uniformly applied to all tenants in circumstances similar to the Tenant. Alterations shall be performed by contractors first reasonably approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord and whose costs shall be reasonable and competitive for any such alteration. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional out of pocket expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense within thirty (30) days after presentation of itemized bills therefor. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

      15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord's written consent thereto. In placing any signs on or about the Demised Premises, Tenant shall comply with the Legal Requirements and obtain all required permits and/or licenses at its expense.

                  ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

      16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

      16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof. Except as otherwise provided herein, any equipment or other property which shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

      16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within thirty (30) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of twenty
(20) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's Expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

      17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, in and to the Demised Premises, and the Building (including the facilities, and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises,
(c) the moving of the Tenant's Property in or out of the Building, or (d) any act not reasonably contemplated by the Permitted Uses, omission not reasonably contemplated by the Permitted Uses, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. In addition, Tenant shall keep and maintain all interior portions of the Demised Premises including, without limitation; all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning ("HVAC") systems in a clean and orderly condition. The phrase "keep and maintain" as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall not permit or suffer the over-loading of the floors of the Premises beyond Two Hundred Fifty (250) pounds per square foot. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord (and whose rates shall be reasonable and competitive).

      17.02. Landlord shall be responsible for all repairs, maintenance and replacement in and to the Building (including all structural components of the Building, i.e. structural walls, foundation and load bearing columns, facilities and systems thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease.

      17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

      17.04. Landlord shall also be responsible for the repair, maintenance and replacement of the roof for the Term and Tenant shall pay Landlord's cost for the repair, replacement and maintenance of the roof as an element of Tenant's Operating Expenses. Landlord hereby estimates that the annual cost for Landlord's repair, replacement and maintenance of the roof above the Demised Premises shall be approximately three cents ($.03) per square foot multiplied by the Floor Space of the Demised Premises. Tenant understands and agrees that this figure is merely a good faith estimate and shall not obligate Landlord in any manner. Tenant shall pay Landlord, an amount for such repair, replacement, and maintenance which is the actual annual cost to Landlord for such maintenance, repair and replacement of the roof provided, however, in no event shall Tenant be responsible for Landlord's cost for the repair, replacement or maintenance of the roof in excess of the four cents ($.04) per square foot as increased, on an annual basis throughout the Term, by one hundred percent (100%) of the yearly change in the Consumer Price Index. "Consumer Price Index," as that term is used herein shall mean The Consumer Price Index for All Urban Consumers, All Items, New York, New York-Northeastern New Jersey, published by the Bureau of Labor Statistics of the United States Department of Labor or substitute index properly adjusted.

      17.05. Notwithstanding the foregoing, if Landlord has not commenced repair or maintenance work for which Landlord is responsible within thirty (30) days after written notice (or such shorter period in emergencies or as a result of an Unavoidable Delay) from Tenant, then Tenant shall have the right to make such repairs and Landlord shall reimburse Tenant the reasonable cost thereof within thirty (30) days after receipt of a bill therefor from Tenant.

      17.06. Notwithstanding the foregoing, Tenant shall not be required to do any structural work or any other work which under the terms of this Lease is the responsibility of Landlord.

      17.07. Landlord shall make the repairs provided for herein with due diligence and due care in a good and workmanlike manner in compliance with all applicable Legal Requirements, Insurance Requirements and shall use all reasonable efforts to cause minimal interference with Tenant's use of the Demised Premises during the making of such repairs. Landlord shall promptly restore any damage to any portion of the Demised Premises resulting from any acts, faults, default or negligence of Landlord, its agents, servants, employees or contractors in connection with such repair.

                       ARTICLE 18 - PUBLIC UTILITY CHARGES

      18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the negligence of Landlord. If Landlord is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy. (The cost of any conversion as provided hereinabove shall be borne by Landlord.)

      18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised

Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

      18.03. Tenant shall have the right to use all existing wires, feeders, lines, conduits and all other utility equipment existing in the Demised Premises without charge for the provision of utility service to the Demised Premises.

      18.04. Tenant shall have the right, upon reasonable notice to Landlord from time-to-time during the Term to inspect and test all meters measuring utility service to the Demised Premises for accuracy.

      18.05. Landlord shall install the heating, ventilating and air-conditioning systems ("HVAC") serving the Demised Premises in accordance with Exhibit C-2, the Landlord's Design Criteria.

      18.06. Landlord hereby represents that the electric capacity of the Demised Premises is 300 Amps - 265/460 Volts.

                      ARTICLE 19 - ACCESS, CHANGES AND NAME

      19.01. Except for the space within the inside surfaces of all walls, hung ceilings (if any), floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed, and are below the floors, in the walls, or above hung ceilings.

      19.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at reasonable times and on reasonable advance notice (except in the event of an emergency when no notice is required) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder provided, however, Landlord agrees to store said materials in an area mutually agreed upon by Landlord and Tenant and provided same is for a reasonable period of time. During the period of nine (9) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants (provided said exhibition is upon prior notice and during regular Business Hours). Landlord agrees to use its best efforts to minimize any interference with Tenant's business operation in connection with the rights granted to Landlord hereunder.

      19.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

      19.04. (Deleted)

      19.05. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building but not the Demised Premises and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, subject to the other terms and conditions of this Lease.

      19.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.

                  ARTICLE 20 - MECHANICS' LIENS AND OTHER LIENS

      20.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within twenty (20) days after notice by Landlord to Tenant.

                           ARTICLE 21 - NON-LIABILITY

      21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

      21.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the interest, estate and equity in the property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property including the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such interest, estate and equity in the property of Landlord (or the proceeds received by Landlord on a sale of such estate and property including the proceeds of any financing or refinancing thereof). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.

                       ARTICLE 22 - DAMAGE OR DESTRUCTION

      22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction.

      22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable (provided Tenant has access to the Demised Premises and the condition of the balance of the Building [and parking] does not affect, in Tenant's reasonable business judgment, Tenant's ability to conduct it's business); provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

      22.03. (A) If (a) the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Demised Premises shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than fifty percent (50%) [or twenty percent [20%] if such casualty occurs during the last two [2] years of the Term (unless Tenant exercises any option to extend as provided in this Lease, in which event the fifty percent (50%) figure shall apply)] of the full insurable value of the Demised Premises immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty.

            (B) If during the last two (2) years of the Term, the Demised Premises shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) of the full insurable value of the Demised Premises immediately prior to the casualty, then Tenant may terminate this Lease by giving Landlord notice to such effect within ninety (90) days after the date of the fire or other casualty.

            (C) Notwithstanding anything herein contained to the contrary, in the event Landlord is obligated to restore the Demised Premises in accordance with this Article 22, Landlord shall advise Tenant, by written notice to be given within thirty (30) days of any casualty, whether Landlord shall be able to restore the Demised Premises to a tenantable condition within twelve (12) months from the date of such casualty. In the event Landlord advises Tenant that it is unable to restore the Demised Premises within twelve (12) months of such casualty, Tenant shall have the option to terminate this Lease, by written notice to Landlord to that effect, which termination shall be effective upon Landlord's receipt of Tenant's notice of termination. To the extent that (i) Landlord advises Tenant that it shall restore the Demised Premises as provided hereinabove, and (ii) the Demised Premises are not restored to a tenantable condition within said twelve (12) month period from the date of any casualty (subject to Unavoidable Delays), then Tenant shall have the option to terminate this Lease by written notice to Landlord to that effect which termination shall be effective upon Landlord's receipt of Tenant's notice as provided hereunder. Tenant must exercise its option hereunder within ten (10) days of the date which is the twelve (12) month anniversary of any such casualty; to the extent Tenant fails to exercise said option within the time constraints provided herein, it shall be deemed to have waived such option.

      22.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

      22.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their employees, agents or contractors, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 22 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

      22.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

      22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                           ARTICLE 23 - EMINENT DOMAIN

      23.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If twenty percent (20%) or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than twenty percent (20%) of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Tenant's reasonable business judgment, for the continued operation of the Tenant's business operation shall not be available, Tenant may, by notice to Landlord, terminate this Lease which termination shall be effective as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenants' property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's property, or other expenses to the extent permitted by law.

      23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 24 - SURRENDER

      24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in reasonably good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's property therefrom except as otherwise expressly provided in this Lease.

      24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

      24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                      ARTICLE 25 - CONDITIONS OF LIMITATION

      25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree, shall have not been stayed or vacated within ninety (90) days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within ninety (90) days of his appointment and (in each such case), at the same time, Tenant fails to fulfill any of its obligations under this Lease, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

      25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after notice or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor for prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said twenty (20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

                        ARTICLE 26 - RE-ENTRY BY LANDLORD

      26.01. If Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after notice, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

      26.02. In the event of a breach or threatened breach by Landlord or Tenant as the case may be, of any of its obligations under this Lease, Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies to which Landlord or Tenant, as the case may be, may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord or Tenant, as the case may be, may lawfully be entitled at any time and Landlord or Tenant, as the case may be, may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to, retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent or other sum due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                              ARTICLE 27 - DAMAGES

      27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other legal proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action as liquidated damages:

            sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period,

            Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

      27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

      27.03. (Deleted)

      27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand that such amount was not paid when due, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

                        ARTICLE 28 - AFFIRMATIVE WAIVERS

      28.01. (Deleted)

      28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim for injury or damage, and any emergency and other statutory remedy with respect thereto.

                             ARTICLE 29 - NO WAIVERS

      29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 30 - CURING TENANT'S DEFAULTS

      30.01. If either Landlord or Tenant shall default in the performance of any of their respective obligations under this Lease, the non-defaulting party, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of the defaulting party, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date the non-defaulting party gives the defaulting party notice of the default. Bills for any expenses incurred by the non-defaulting party in connection with any such performance by it for the account of the defaulting party, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against the defaulting party or the defaulting parties' obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by the defaulting party or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by the non-defaulting party under this Article at the rate of four percent (4%) per month or the maximum rate permitted by law, whichever is less, may be sent by the non-defaulting party to the defaulting party monthly, or immediately, at the non-defaulting party's option, and such amounts shall be due and payable in accordance with the terms of such bills.

                               ARTICLE 31 - BROKER

      31.01. Tenant and Landlord represent that no broker except the Broker was instrumental in bringing about or consummating this Lease and that neither Landlord nor Tenant had conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant and Landlord agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant or Landlord with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 32 - NOTICES

      32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth as to Landlord, to the attention of General Counsel with a concurrent Notice to the attention of Controller, and as to Tenant, to the attention of Scott Galin, Senior Vice President with a concurrent copy to the attention of the President and to the Guarantor,
Attention: Scott Galin, Senior Vice President at 520 Fifth Avenue, New York, New York and shall be deemed to have been given, rendered or made on the third (3rd) day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the fourth (4th) business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. Notice shall be deemed sufficient if directed from the office of an attorney designated by the party giving notice to transmit such notice provided said attorney includes in its notice a statement regarding its authority to give any such notice.

                       ARTICLE 33 - ESTOPPEL CERTIFICATES

      33.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than twenty (20) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant and Landlord shall include in any such statement such other information concerning this Lease as the other may reasonably request.

                            ARTICLE 34 - ARBITRATION

      34.01. Landlord and Tenant may at any time request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction.

The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

                        ARTICLE 35 - MEMORANDUM OF LEASE

      35.01. Tenant shall not record this Lease. However, at the request of Landlord or Tenant, Tenant or Landlord, as the case may be, shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                        ARTICLE 36 - COMPLIANCE WITH ECRA

      36.01. Landlord, to the best of its knowledge, warrants and represents to Tenant that the Demised Premises are in full compliance with all applicable present environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction, affecting the Demised Premises including but not limited to the New Jersey Environmental Cleanup Responsibility Act, (the "Environmental Laws"). Landlord shall defend, indemnify and save Tenant, its officers, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgements, loss, damage, liability and expense (including reasonable attorney's fees and expenses) which the Tenant may sustain as a result of or on account of non-compliance of the Leased Premises with the Environmental Laws as the result of conditions existing on the Leased Premises (a) prior to the Commencement Date and (b) which were caused by Landlord or by third parties other than Landlord or Tenant either before or after the Commencement Date (except to the extent caused by Tenant, its agents, invitees, employees or subcontractors).

      36.02. Except as provided in Article 36.01. above, and except for any violations of Legal Requirements existing prior to the date hereof or caused by acts or omissions of Landlord, from and after the date of this Lease, Tenant shall at Tenant's own cost and expense, timely comply with all applicable, rules, requirements, orders, directives, ordinances and regulations arising from Tenant's use and occupancy of the Demised Premises, including but not limited to the Environmental Laws of the United States of America or of the state, county and city governments, or of any other municipal, governmental or lawful authority whatsoever, having jurisdiction affecting the Demised Premises and of all their departments, bureaus or officials (all of the foregoing being hereinafter called "Environmental Legal Requirements"), the Insurance Requirements as the same shall be in force and shall relate to all or part of the Demised Premises, and shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonably attorneys' fees) resulting from or with respect to any violation of the Environmental Legal Requirements or any environmental impairment created during the Term of this Lease by Tenant, its agents, invitees, employees or subcontractors, and Tenant shall, at its own expense, complete the clean-up of such environmental impairment. Tenant's obligation to comply with Article 36.02. shall be limited to restoration and/or maintenance of the Demised Premises to their condition at the Commencement Date.

      36.03. The provisions of this Article 36 shall survive the expiration or termination of this Lease.

      36.04. The parties hereto specifically agree that the indemnities of Landlord and Tenant contained herein shall not extend to loss of business, lost rentals, or consequential damages.

                           ARTICLE 37 - MISCELLANEOUS

      37.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

      37.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

      37.03. (Deleted)

      37.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 37.04 shall not be construed as modifying the conditions of limitation contained in
Article 25.

      37.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays.

      37.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

      37.07. (a) If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing, the provisions of this Section 37.07 shall not apply in any instance in which there has been a final judicial determination of a court of competent jurisdiction that Landlord has withheld or delayed its consent arbitrarily, maliciously or in bad faith to any consent which is not to be unreasonably withheld or delayed under this Lease.

            (b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions of this Section. Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the Chairman of the Management Division of the Real Estate Board of New York, Inc. for the designation of such arbitrator and if he is unable or refuses to act within ten (10) Business Days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this subsection 37.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subsection 37.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Subsection 37.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The sole function of the arbitrators shall be to determine whether Landlord has acted reasonably and to require Landlord to grant such consent or approval or to take such action, and they may not award damages or grant any other monetary award or relief in the proceeding.

      37.08. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts (of which Tenant has notice) or create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

      37.09. Tenant shall give prompt notice (after discovery) to Landlord of
(a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

      37.10. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this

Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      37.11. Upon request of Landlord, Tenant shall annually furnish to Landlord a copy of its then most current balance sheet certified by its Chief Financial Officer which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant. Any material adverse change of Tenant's financial condition shall be furnished to Landlord in writing forthwith and without request by Landlord for same.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                             HARTZ-83RD STREET ASSOCIATES
                                        ("Landlord")
                             BY: HARTZ MOUNTAIN INDUSTRIES, INC.
                                        ("a general partner")

                                 By: /s/ Irwin A. Horowitz
                                    -----------------------------
                                     Irwin A. Horowitz
                                     Vice President

[Corporate Seal]
                             G & G SHOPS OF WOODBRIDGE, INC.
                                        ("Tenant")

                             By: /s/ Scott Galin
                                 --------------------------------
                                 Scott Galin
                                 Vice President
[Corporate Seal]

RIDER TO LEASE DATED NOVEMBER 28th, 1988 BETWEEN HARTZ-83RD STREET
ASSOCIATES, AS LANDLORD AND G & G SHOPS OF WOODBRIDGE, INC., AS TENANT.
--------------------------------------------------------------------------------

      R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

      R2. Provided this Lease is in full force and effect, Tenant shall have the option to extend the Term of this lease of the Demised Premises, from the date upon which this Lease would otherwise expire for three (3) extended periods of five (5) years each ("First Extended Period", "Second Extended Period" and "Third Extended Period"), upon the following terms and conditions:

      1. If Tenant elects to exercise said options, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months prior to the beginning of each of the First Extended Period, Second Extended Period and Third Extended Period for which the Term is to be extended by the exercise of such options. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such options.

      2. If Tenant elects to exercise said options, the Term shall be automatically extended for the First Extended Period, Second Extended Period and Third Extended Period covered by the option so exercised without execution of an extension or renewal lease. However, within ten (10) days after request of either party following the effective exercise of any such options, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

      3. The First Extended Period, Second Extended Period and Third Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such First Extended Period, Second Extended Period and Third Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Third Extended Period provided further, that in the Fixed Rent in the First Extended Period, Second Extended Period and Third Extended Period shall be as follows:


                                     - R1 -

            (a) The Fixed Rent during the First Extended Period shall be at the rate of Six and 90/100 Dollars ($6.90) per square foot of Floor Space per annum. The Fixed Rent during the Second Extended Period shall be at the rate of Seven and 94/100 Dollars ($7.94) per square foot of Floor Space per annum. The Fixed Rent during the Third Extended Period shall be at Ninety Percent (90%) of Fair Market Value. Fair Market Value shall be determined by mutual agreement of the parties. If the parties are unable to agree on the Fair Market Value, the parties shall choose a licensed real Estate Appraiser who shall determine the Fair Market Value. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the Fair Market Value. If the difference between the two appraisals is 20% or less of the lower appraisal then the Fair Market Value shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the Fair Market Value. The Fair Market Value shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties. Anything to the contrary contained herein notwithstanding, the Fixed Rent for any extended period shall not be less than the Fixed Rent for the previous year of the Term. Any appraisal to be performed hereunder shall consider the Building and Demised Premises as "unimproved" by Tenant's Work, if any.

      4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

      5. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

      R3. Notwithstanding anything herein contained to the contrary, Tenant shall be entitled to a six (6) month abatement of Fixed Rent relative to Section "A" of the Demised Premises upon Commencement of the Lease relative to said Section "A".

      R4. Landlord hereby represents the following:

            (i) At the time of the execution of the Lease, it is the owner of the Land and Building;

            (ii) It has complete authority to enter into and perform the transaction contemplated by this Lease;

            (iii) The Building or Demised Premises are not constructed of any materials containing asbestos.


                                     - R2 -

     R5. Landlord hereby agrees to provide Tenant, upon Tenant's written request, with information concerning the date or dates upon which the Lease of other tenants of the Building shall terminate, as well as information concerning whether said tenant(s) have exercised an option to extend their term, if any.

                             HARTZ-83RD STREET ASSOCIATES
                                        ("Landlord")
                             BY: HARTZ MOUNTAIN INDUSTRIES, INC.
                                        ("a general partner")

                                 BY:  /s/ Irwin A. Horowitz
                                    --------------------------------
                                     Irwin A. Horowitz
                                     Vice President


                             G & G SHOPS OF WOODBRIDGE, INC.
                                        ("Tenant")

                             BY:  /s/ Scott Galin
                                  ----------------------------------
                                  Scott Galin
                                  Senior, Vice President

                                     - R3 -

                                  EXHIBIT "A"

                              DESCRIPTION OF LAND
                             8501 WEST SIDE AVENUE
                                  NORTH BERGEN

Subject to a Utility and Access Easement described as follows:

Beginning at the point of beginning of the original description and running: thence

Deed description of a parcel of land situate near the northern side of 83rd Street in the Township of North Bergen, Hudson County, New Jersey.

Beginning at a point on curve on the westerly side of lands N/F New York Susquehanna and Western Railroad, said point being northern on a curve to the left having a radius of 2831.79 feet an arc length of 962.70 feet along said westerly side of land N/F New York Susquehanna and Western Railroad from its intersection with the northern side of 83rd Street (60' wide) and running: thence

1.    N 62 degrees 58' 30" W 727.21 feet to a point; thence

2.    N 14 degrees 27' 00" W 680.73 feet to a point; thence

3.    N 62 degrees 58' 30" W 185.89 feet to a point; thence

4. S 82 degrees 09' 00" W 702.43 feet to a point on the westerly side of lands N/F New York Susquehanna and Western Railroad; thence

5. S 14 degrees 27' 00" E 706.00 feet along the westerly side of lands N/F New York Susquehanna and Western Railroad to a point of curvature; thence

6. Along a curve to the left having a radius of 2831.79 feet and arc length of 497.82 feet still along the westerly side of the lands N/F New York Susquehanna and Western Railroad to the point of beginning:

Containing 13.683 Acres.

Being part of Plot 4A1.4 Block 474

Subject to a 30' wide Parcel Reserved for Future Roadway Right of Way described as follows:

Beginning at the point of beginning of the original description and running: thence

Description of Land
8501 West Side Avenue
North Bergen, New Jersey
     Page 2

1.    N 62 degrees 58' 30" W 35.22 feet to a point on curve; thence

2. Northerly along a curve to the left having a radius of 2801.79 feet an arc length of 474.00 feet to a point of tangency; thence

3.    N 14 degrees 27' 00" W 709.47 feet to a point; thence

4.    N 82 degrees 09' 00" E 30.20 feet to a point; thence

5.    S 14 degrees 27' 00" E 706.00 feet to a point of curvature; thence

6. Along a curve to the right having a radius of 2831.79 feet an arc length of 497.82 to the point of beginning:

Subject to a Utility and Access Easement described as follows:

Beginning at the point of beginning of the original description and running: thence

1.    N 62 degrees 58' 30" W 727.71 feet to a point; thence

2.    N 14 degrees 27' 00" W 53.39 feet to a point; thence

3.    S 62 degrees 58' 30" E 506.71 feet to a point of curvature; thence

4.    Along a curve to the left having a radius of 100.00 feet an arc length of
      72.39 feet to a point of tangency; thence

5.    N 75 degrees 33' 00" E 124.38 feet to a point of curve; thence

6. Southerly along a curve to the right having a radius of 2831.79 feet an arc length of 176.22 feet to the point of beginning:

Subject to and together with a 30' wide and 15' wide drainage easement along the second thru fourth courses of the original description.

Subject to all easements, rights of ways and agreements of record.

                                  EXHIBIT "B"

                             Graphic of Site Plan
                         (and designation of parking)

                                 EXHIBIT "B1"

                  Graphic of Floor Plan of Demised Premises

                                     B1-1

                                  EXHIBIT "C"

                                  WORKLETTER

                        G & G SHOPS OF WOODBRIDGE, INC.

1. Reference is made to Section "A" of the Demised Premises; Landlord agrees, at its cost and expense, to construct the office space within Section A as well, as build out the warehouse area of Section A in accordance with the attached floor plan (Exhibit C-1) and in conformance with the attached Design Criteria (Exhibit C-2) and Tenant's Plans delivered to Landlord in accordance with Paragraph 4(a) hereinbelow.

2. Reference is made to Section "B" of the Demised Premises; Landlord agrees, at its cost and expense, to construct the addition depicted as Section B in accordance with the attached site plan (Exhibit B) and in conformance with the attached Design Criteria (Exhibit C-2) and Tenant's plans delivered to Landlord in accordance with Paragraph 5(a) hereinbelow.

3. Tenant hereby represents that it has accepted and approved Exhibit B, C-1, and C-2 contemporaneously with the execution of this Lease.

4. (a) Tenant shall be obligated to provide Landlord with an "approved" architectural layout of the Office Space (detailing with specificity, the location of all plumbing, mechanical and electrical fixtures as well as the required electrical capacity) within thirty (30) days from the date of the execution of the Lease.

      (b) Provided Landlord is in receipt of said approved architectural drawings within said thirty (30) day period, Landlord agrees to complete the Office Space within one hundred fifty (150) days from the date of the execution of this Lease.

      (c) In the event Tenant fails to provide Landlord with said architectural drawings within thirty (30) days from the execution of this Lease, then the one hundred fifty (150) day period, (for completion of the Office Space), shall be extended one (1) day for each one (1) day of delay in Tenant's approval of the architectural drawings; provided, however, Landlord shall be entitled to commence the Lease as to Section A of the Demised Premises on the date on which Section A would have been completed but not for Tenant's delay in the approval in the architectural drawings.

5. (a) Tenant hereby further agrees to provide Landlord with approved criteria concerning Tenant's lighting, electrical, plumbing, mechanical, and other systems, as well as the specific location of Tenant's loading docks, as each relates to Section B of the Demised Premises, within one hundred twenty (120) days from the date of execution of this Lease. (Said information shall hereinafter be collectively referred to as "Section B Criteria").

      (b) Provided Landlord is in receipt of said Section B Criteria within said one hundred twenty (120) day period, Landlord agrees to use its best efforts (but shall not be subject to any penalty or damages for failure) to complete Section B within eleven (11) months from the date of the execution of this Lease.

      (c) In the event Tenant fails to provide Landlord with the Section B Criteria within one hundred twenty (120) days from the execution date of this Lease, then the eleven (11) month period (for best efforts to complete Section B) shall be extended one (1) day for each (1) day of delay in Tenant's approval of the Section B Criteria; provided, however, Landlord shall be entitled to commence the Lease as to Section B of the Demised Premises on the date on which Section B would have been completed but not for Tenant's delay in the approval in the Section B Criteria.

      (d) In the event Landlord has not completed Section B on or prior to the date which is the sixteenth month anniversary of the execution of the Lease (subject to the provisions of Section 5(c) hereinabove) then Tenant shall have the right, by written notice to Landlord, to request that Landlord advise Tenant if Section B will be completed on or prior to the date which is the twenty fourth (24th) month anniversary ("24 Month Anniversary") of the execution of the Lease. If Landlord responds negatively (i.e., that Section B will not be completed), the following applies:

            (i) Tenant shall have the right to terminate the Lease by written notice to Landlord to that effect. In such event, the Lease and Tenant's obligations thereunder (including Tenant's obligations with respect to Section A) shall terminate eight (8) months from the date of such notice; or

            (ii) Tenant shall have the right to continue with its Lease obligations by written notice to the Landlord to that effect. In such event Tenant shall receive a one (1) day abatement in Fixed Rent relative to Section B for each day after the sixteenth (16th) month anniversary of the execution of the Lease that

            Section B is not completed. Said abatement of Fixed Rent shall continue to the earlier of (A) the date Section B is completed or
            (B) the date which is the twenty fourth (24th) month anniversary of the execution of the Lease (regardless of whether Section B is completed on such date).

            (iii) Tenant shall not be able to exercise its right to terminate under Section 5(d)(i) unless it provides Landlord with written request concerning Landlord's ability to complete Section B on or prior to the 24 Month Anniversary and only to the extent that Tenant receives written notice from Landlord that Landlord cannot complete Section B of the Demised Premises on or prior to the 24 Month Anniversary.

      (e) In the event Tenant exercises its option to terminate the Lease in accordance with Section 5(d)(i) hereinabove, Landlord shall pay to Tenant as provided hereinbelow an amount equal to the reasonable cost incurred by Tenant to remove, move and/or replace and install its equipment and inventory from Section A of the Demised Premises to another site, hereinafter referred to as the "Move Out Costs". Tenant's consultant has delivered a letter to Landlord to the effect that Tenant's approximate Move Out Costs shall be in an amount equal to One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) as is more fully detailed in said letter (attached) from Ken Bonning, Vice President, Garr Consulting Group, to Scott Galin, Senior Vice President, G&G/Rave and dated October 24, 1988. Landlord agrees to pay Tenant an amount not to exceed One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) in accordance with the terms and conditions provided herein. Landlord agrees to pay Tenant the amount of Five Hundred Thousand Dollars and 00/100 ($500,000.00) on account of said Move Out Costs within ninety (90) days of the date of Landlord's receipt of Tenant's notice of intention to terminate the Lease in accordance with Section 5(d)(i). The remaining balance in full satisfaction of Landlord's obligations to pay Tenant's Move Out Costs shall be paid within fifteen (15) days of Tenant's vacation of the Building and subject to Landlord's receipt of the necessary back-up materials and calculations of Tenant detailing the remaining balance of said Move Out Costs. (Any dispute as to the nature and extent of Tenant's Move Out Costs shall be subject to arbitration as provided in this Lease). Landlord shall be entitled to a complete accounting from Tenant regarding said Move Out Costs as well as any other information reasonably requested by Landlord relative to same.

      (f) Tenant shall have the right at any time between the 16th and 24th Month Anniversary of the execution of the Lease to request information from Landlord concerning completion of Section B. The fact that Tenant may have previously exercised its right not to terminate in accordance with
      Section 5(d)(ii) shall not preclude Tenant from exercising, at a later date and after written request to Landlord, its right to terminate the Lease in accordance with Section 5(d)(i). In the event Tenant does so terminate the Lease after having previously advised Landlord that it intends to continue its Lease obligations in accordance with Section 5(d)(ii), then any entitlement to an abatement of Fixed Rent which may have accrued shall thereby be rendered null and void, and Tenant's remedy shall be as provided in Section 5(e). Notwithstanding Tenant's exercise of its right to terminate as provided hereinabove, the eight month period referred to in Section 5(d)(i) shall not commence until Landlord receives written notice of Tenant's exercise of its right to terminate.

6. If, in the alternative, Tenant provides Landlord with written request, as provided in Section 5(d) and Landlord responds in the affirmative, (i.e., that Section B will be completed on or prior to the 24 Month Anniversary) Tenant shall be obligated to continue with its Lease obligations as to both Section A and Section B and the provisions of Section 5(d)(ii) concerning an abatement of Fixed Rent shall apply.

7. In the event Section B of the Demised Premises are not completed by the twenty-four (24) month anniversary of the execution of the Lease, Tenant shall have one final option to proceed in accordance with
      Article 5(d), 5(e) and 5(f) to terminate this Lease. Said option must be exercised on the date which is the twenty four (24) month anniversary of the execution of the Lease. If not so exercised, Tenant shall have forever waived such right and the Lease and the parties obligations thereunder shall proceed in accordance with Section 5(d)(ii).

8. All dates, deadlines, or other time constraints imposed herein shall be extended as reasonably necessary to accommodate any Unavoidable Delays, provided that, Landlord shall give Tenant notice of any Unavoidable Delay within a reasonable time period after Landlord has knowledge of such Unavoidable Delay.

9. At any time after the date of this Lease, Tenant shall have the right to undertake work to be performed by Tenant in connection with readying the Demised Premises for its occupancy, provided (i) Tenant complies with the terms and conditions of this Lease, (ii) does not violate any of Landlord union contracts and (iii) does not interfere with Landlord's completion of Landlord's Work.

10. Landlord shall also perform the following work in Section A of the Demised Premises at its cost and expense:

      a. Install insulation in the ceiling in the offices closest to the warehouse;

      b. Install a security mesh (cyclone fence or its equal) to separate the warehouse from the mechanical and electrical rooms;

      c.    Remove two (2) existing sheetrock walls;

      d. Remove two (2) cyclone fences; same to be re-installed by Landlord at the completion of Tenant's Work;

      e. Install a canopy over the main entrance to the Demised Premises and over the entrance to the main warehouse personnel door.

      f. Install one double glass entry door to the offices and one personnel door (the personnel door in a location to be mutually agreed upon by Landlord and Tenant);

      g. Install a sidewalk along front of Demised Premises to the main warehouse personnel door.

11. Landlord hereby consents to the installation by Tenant, at Tenant's sole cost and expense, of additional HVAC units in order to accommodate Tenant's computer facility. In connection with such installation, Tenant shall: (i) provide Landlord with prior written notice of any such installation; (ii) deliver to Landlord detailed plans and specifications regarding such installation; and (iii) be responsible for all repairs and damage (including structural repair or damage), resulting from such installation.

                                  EXHIBIT C1

                      Graphic of Floor Plan of Section A

                                     C1-1

                                  EXHIBIT C2

                Graphic of Landlord's Standard Design Criteria

                                     C2-1

                                  EXHIBIT C3

                    Graphic of Lighting Layout - Section A

                                     C3-1

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

      1. The rights of each tenant in the entrances and corridors servicing the Building are limited to ingress and egress from such Tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

      3. Except as otherwise provided in this Lease, no awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or be used in connection with, any window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

      4. Except as otherwise provided in this Lease, no lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to landlord.

      5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

      6. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

      7. Except as otherwise provided in this Lease, linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner first approved in writing by Landlord which approval shall not be unreasonably withheld or delayed.

      8. Except as otherwise provided in this Lease, no tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, and as Landlord may reasonably direct.

      9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

      10. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

      11. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or this Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this RULE or of RULE 2 hereof.

      12. No tenant shall occupy or permit any portion of its premises to be occupied as an office for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.

      13. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      14. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

      15. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

      16. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      17. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

      18. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

      19. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building provided Landlord uses reasonable efforts to insure that tenants comply with the Rules and Regulations.

Any conflict between these Rules and Regulations and the Lease to which they are attached shall be resolved in favor of the provisions contained in the Lease.